UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 16, 2016

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33494 (Commission File Number)	20-2699372 (IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062

(Address of principal executive offices)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2016, KapStone Paper and Packaging Corporation (the “Company”) announced the following management changes effective January 1, 2017:

•                  Matthew Kaplan will become Chief Executive Officer and will continue in his role as President. Mr. Kaplan, 59, has served as Chief Operating Officer as well as President and a director of the Company since its inception in 2005.

•                  Roger W. Stone will no longer be the Chief Executive Officer.  He will continue to serve as Executive Chairman.

•                  Timothy P. Keneally will retire from his position as Vice President, General Manager and President of the Container Division.  Mr. Keneally will continue as an employee of the Company, in a non-executive role.

•                  Randy J. Nebel will be promoted to Executive Vice President of Integrated Packaging, responsible for both the Company’s Mill and Corrugated Container operations.  Mr. Nebel, 60, has been Vice President and General Manager of the Company and President of the Company’s Mill Division since August 2013. Previously, Mr. Nebel served as President of Longview Fibre Paper and Packaging, Inc., a producer of unbleached kraft paper products and corrugated products, from 2008 to 2013 and as its Vice President of Mill Operations and Chief Operating Officer from 2008 to 2009.  The Company acquired Longview in July 2013.

The compensation of Mr. Stone, Mr. Kaplan and Mr. Nebel has not yet been determined for 2017.

Item 7.01        Regulation FD Disclosure

On September 21, 2016, the Company issued the press release that is furnished as Exhibit 99.1 of this report.

Item 9.01         Financial Statements and Exhibits

(d)       Exhibits

The following exhibit is being furnished herewith. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall the exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Exhibit No.	Description
99.1	Press release dated September 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September  21, 2016

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Kathryn D. Ingraham
Name:	Kathryn D. Ingraham
Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 21, 2016